UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported):   June 1, 2006

Bakers Footwear Group, Inc.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 1, 2006 the shareholders of Bakers Footwear Group, Inc. (the “Company”) approved the Bakers Footwear Group, Inc. 2003 Stock Option Plan (the “2003 Plan” or the “plan”), as amended to authorize options relating to an additional 500,000 shares of common stock.

Prior to approval of the amendment, subject to certain adjustments, a total of 868,992 shares of our common stock, par value $0.0001 per share, including 600,000 shares authorized prior to our IPO and 268,992 shares relating to immediately exercisable options under a pre-IPO predecessor stock option plan, were issuable pursuant the 2003 Plan. As of April 3, 2006, only 33,773 shares remained available for issuance under the 2003 Plan. Our board of directors voted unanimously to authorize the amendment of the 2003 Plan, subject to shareholder approval of the plan, as amended, to increase by 500,000 the total number of shares with respect to which options may be granted (from 868,992 to 1,368,992). On June 1, 2006, the 2003 Plan was approved by our shareholders. Specifically, the 2003 Plan was amended as follows:

Subsection (a) of section 2 was amended to add the following sentence after the first sentence of that subsection: “In addition to those shares previously authorized, effective June 1, 2006, FIVE HUNDRED THOUSAND (500,000) shares of Common Stock shall also be allocated to the Plan and will be reserved for the grant of options under the Plan, subject to adjustment under Paragraph 15.”

Our board of directors and shareholders approved the prior form of the 2003 Plan, before amendment, prior to our initial public offering. A copy of the current form of the 2003 Plan was filed as an exhibit to our Amendment No. 3 to our Registration Statement on Form S-1 which we filed with the Securities and Exchange Commission on January 8, 2004. The form of the 2003 Plan, as amended, was included as part of this proxy statement for our 2006 Annual Meeting of Shareholders as Appendix C and is included herein as Exhibit 10.1.

Material Features of the 2003 Plan

General Terms.

The 2003 Plan provides for the grant of options intended to qualify as “incentive stock options” or “ISOs” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options that are not intended to so qualify, which we refer to as “Nonqualified stock options.” Incentive stock options may be granted under the 2003 Plan to our employees. Nonqualified stock options may be granted to anyone eligible to participate in the 2003 Plan. Currently, all options outstanding are nonqualified stock options.

Authorized Shares.

Prior to amendment, the total number of shares of common stock reserved for issuance under the 2003 Plan was 868,992 (subject to anti-dilution and other adjustments), including 268,992 shares relating to pre-IPO, immediately exercisable options with an exercise price of $0.01 per share under a predecessor stock option plan. In connection with our initial public offering, those prior option holders amended their option awards generally to be covered by the 2003 Plan. The amendment increased the total number of shares authorized by 500,000 to 1,368,992. Prior to amendment, as of April 3, 2006, only 33,773 shares remained available for issuance under the 2003 Plan after taking into account shares reserved for issuance pursuant to outstanding options. Options relating to a maximum of 100,000 shares of our common stock may be awarded to a participant under the 2003 Plan per year. However, the plan provides that our chief executive officer may be awarded two times that number upon being named to that position. Under the 2003 Plan, the maximum number of shares underlying ISOs is 600,000. We may, in our discretion, use treasury shares or authorized but unissued shares of common stock for the plan.

Any shares covered by an award which is forfeited, canceled, expires, or are withheld are deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the plan. In the case of shares tendered to pay an exercise price, only the number of shares issued net of the shares tendered is deemed delivered. Shares issued through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition to acquiring another entity will not reduce the maximum number of shares available for delivery under the plan. Repurchased shares may be added to the aggregate number of shares available, so long as the aggregate price paid for such repurchased shares does not exceed the cumulative amount received in cash by the Company for the exercise of options granted under the plan.

Purpose and Administration.

The purpose of the 2003 Plan is to act as an incentive to and to encourage ownership of our common stock by officers, directors, employees and consultants of us, our subsidiaries, or any other entity in which we have a significant equity or other interest as determined by the committee which administers the plan (the “Committee”) (such other entities hereinafter referred to as “affiliates”). Subject to the provisions of the 2003 Plan, the Committee has full power and authority, in its discretion, to determine when and to whom options will be granted; determine the number of shares to be subject to each option; determine the terms and conditions of the stock options to be granted under the plan; interpret the plan; prescribe, amend and rescind rules and regulations relating to the plan; and make all other determinations which the Committee believes necessary or advisable for the proper administration of the plan. The 2003 Plan also contains provisions relating to the adjustment of the number, exercise price and class of shares subject to each outstanding option and to the class of shares and number of options available under the plan as a result of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like.

The membership of the Committee must be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 162(m) of the Code. The Committee may delegate to our chief executive officer the authority to make awards, except to employees subject to reporting obligations of Section 16(a) of the Exchange Act as set forth in the plan. The 2003 Plan is administered by the compensation committee of our board of directors.

Eligibility to Participate in the Plan.

All of our employees, executive officers, directors and consultants, including those of any of our subsidiaries, or our affiliates, as determined by the Committee, are eligible to participate in the 2003 Plan. As of April 3, 2006, approximately six executive officers, 150 employees and four non-management directors, have received awards under the 2003 Plan.

Terms and Conditions of Options.

Each stock option award will be evidenced by a written stock option agreement which will describe the stock option granted, the number of shares covered by the grant, the exercise price, and the terms and conditions applicable to the exercise of the stock option, as the Committee may, in its sole discretion (subject to the provisions of the plan), specify.

Each stock option may be exercised only during the period it is exercisable. Option terms may not be more than ten years (five years in the case of incentive stock options granted to a shareholder holding 10% or more of our voting securities) from the date of grant. Generally, all stock options must be exercised before an option holder’s termination of employment (or the option holder’s status as a director or consultant, as applicable), except as provided by the plan. The 2003 Plan contains additional provisions relating to the vesting and exercise of options at various times under specified circumstances, including provisions relating to: the termination of employment with the consent and approval of the option holder’s employer; the Company, a subsidiary or an affiliate divesting itself of all its interest in a subsidiary or an affiliate; retirement (as determined by the Committee); disability (as defined in the plan); and death.

Generally, no option may be exercised after ten years from the date on which the option was granted. The Committee may also impose other conditions with respect to the exercise of the stock options under the

2003 Plan. Immediately exercisable options issued prior to our IPO under a predecessor stock option plan, of which 98,540 remained outstanding as of April 29, 2006, may be subject to other exercise time limits depending on the circumstances of departure. The 2003 Plan generally provides that upon a change of control, all outstanding options immediately vest. The 2003 Plan generally defines a change of control as:

•

the acquisition of beneficial ownership of 50% or more of our common stock or combined voting power by any person, entity or group (as defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934), except for Peter Edison and the Company;

•	specified changes to our incumbent board of directors; or

•

approval by our stockholders of a reorganization, merger or consolidation in which our then current shareholders would not thereafter own more than 50% of our voting stock or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

The exercise price for options granted under the 2003 Plan may not be less than the fair market value (as defined in the plan or as determined by the Committee in a fair and uniform manner) of the shares of common stock on the date the option is granted, except for ISOs granted to shareholders holding 10% or more or our voting power must have an exercise price of not less than 110% of the fair market value of the shares of common stock on the date the option is granted. The exercise price may be paid by cash, our common stock or any combination of the foregoing in the discretion of the Committee, subject to limitations set forth in the plan. The maximum aggregate fair market value (determined as of the date of grant) of the shares to which incentive stock options held by an option holder become exercisable for the first time during any calendar year may not exceed $100,000, or such other amount as is specified in Section 422(d) of the Code.

Amendment and Termination of 2003 Plan.

The 2003 Plan may be terminated at any time and amended by the board of directors or the Committee, provided that no amendment will be made without the approval of the shareholders if such amendment requires shareholder approval under applicable law or rule and further that no amendment which adversely affects the rights of an option holder will be made without the consent of the option holder to whom such option was granted.

The 2003 Plan will terminate in January 2014 but stock options outstanding at the termination of the 2003 Plan will continue in accordance with their terms and will not be affected by such termination.

Other Terms.

An option granted to a participant is not transferable by the option holder other than by will or by the laws of descent and distribution, or as otherwise determined by the Committee. Unless otherwise so provided, an option granted under the 2003 Plan is exercisable, during the option holder’s lifetime, only by the option holder. The Committee reserves the right to condition the exercise of each option on our maintaining an effective registration statement relating to the common stock underlying the options.

The foregoing description of the plan is qualified in its entirety by reference to the provisions of the plan, filed as Exhibit 10.1 hereto which is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On June 2, 2006, the Company issued a press release announcing financial results for the first quarter ended April 29, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Also on June 2, 2006, certain members of the Company’s management team held a conference call to discuss earnings and operating results for the first quarter ended April 29, 2006. A copy of the conference call transcript is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

 The information set forth under Item 2.02 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: June 7, 2006	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr. Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Bakers Footwear Group, Inc. 2003 Stock Option Plan (incorporated by reference to the Company’s Proxy Statement dated April 24, 2006, Appendix C).

99.1	Press release dated June 2, 2006.

99.2	Transcript of conference call held on June 2, 2006.